UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13

or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2006

Watson Wyatt Worldwide, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number:  001-16159

Delaware	52-2211537
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

901 N. Glebe Road

Arlington, Virginia 22203

(Address of principal executive offices, including zip code)

(703) 258-8000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                             Departure of Director or Principal Officer; Election of Director; Appointment of Principal Officer

(d)    On July 19, 2006, the Board of Directors of Watson Wyatt Worldwide, Inc. elected Dr. Brendan R. O’Neill to serve as a member of the Company’s board of directors, to fill an existing vacancy in Class II, expiring at the Annual Stockholders’ meeting in 2008.  Dr. O’Neill was CEO and director of Imperial Chemical Industries PLC until April 2003, starting there in 1998 as its COO and director and was promoted to CEO in 1999.  Prior to this, Dr. O’Neill held numerous positions at Guinness Plc and at HSBC Holdings Plc, BICC Plc and the Ford Motor Company.  Dr. O’Neill has an M.A. in natural sciences from Churchill College of the University of Cambridge and a Ph.D. in chemistry from the University of East Anglia, and is a Fellow of the Chartered Institute of Management Accountants (U.K.).  Dr. O’Neill is a director of Rank Group Plc, Tyco International Ltd., Endurance Specialty Holdings Ltd. and Aegis Group Plc.

Dr. O’Neill will be deemed to be an “independent director” in accordance with the Company’s Corporate Governance Guidelines and the NYSE Corporate Governance Rules.  Neither Dr. O’Neill nor any of his affiliates hold any of the Company’s securities.  The registrant is not aware of any transaction requiring disclosure under Item 404(a) of Regulation S-K. There is no understanding or arrangement between Dr. O’Neill and any other director and any other person pursuant to which Dr. O’Neill was elected as a director. The committee(s) of the board of directors on which Dr. O’Neill will serve has not yet been determined.  A copy of the press release announcing Dr. O’Neill’s election is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1 Press Release announcing Dr. O’Neill’s election as a director.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WATSON WYATT WORLDWIDE, INC.

Date: July 19, 2006	/s/ Carl D. Mautz
Carl D. Mautz
Vice President and Chief Financial Officer